UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2017

LIFELOC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 24, 2017, Barry R. Knott notified the board of directors (the "Board") of Lifeloc Technologies, Inc. (the "Company") of his intent to resign from the Board, effective immediately. Mr. Knott's resignation did not result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 24, 2017, the Board amended its bylaws to change the number of members of the Board to four directors.  The amended and restated bylaws of the Company are included in their entirety as Exhibit 3.1, and the preceding summary of the change effected by their adoption is qualified in its entirety by reference thereto.
Item 9.01     Financial Statements and Exhibits.
       (d) Exhibits.
Exhibit No.	Description

3.1	Amended and Restated Bylaws of Lifeloc Technologies, Inc., dated February 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Vern D. Kornelsen
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amended and Restated Bylaws of Lifeloc Technologies, Inc., dated February 24, 2017.

* Furnished herewith.